Registration Statement No. 333-
-------------------------------------------------------------------------------
    As filed with the Securities and Exchange Commission on February 1, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)
               Delaware                                     13-3949418
     (State or Other Jurisdication of                    (I.R.S. Employer
     Incorporation of Organization                      Identification Number)

                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                Stuart J. Boesky
                      President and Chief Executive Officer
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333

          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                             --------------------

                                   copy to:
                             Mark Schonberger, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                                399 Park Avenue
                            New York, New York 10022
                                 (212) 318-6000


      Approximate date of commencement of proposed sale to public: As promptly as reasonably practical, after the effective date of this registration statement, to permit an orderly sale.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

      Title of each class     Amount     Proposed     Proposed
      of securities to be      to be     Maximum      Maximum
          Registered         Registered  Offering     Aggregate   Amount of
                                         Price per    Offering   Registration
                                         Share (1)    Price(1)        Fee

Common Shares of Beneficial   2,416,891   $14.50     $35,044,920   $8,761.23
Interest(2)

1. Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon the average high and low closing sales price on January 29, 2001.

2. Such indeterminate number of shares as may from time to time be issued at indeterminate prices registered hereunder.
--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              Subject to Completion
                        Prospectus dated February 1, 2001

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Thsi prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


PROSPECTUS
----------

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                 2,416,891 Common Shares of Beneficial Interest


      We are Charter Municipal Mortgage Acceptance Company, a Delaware business trust organized under the Delaware Business Trust Act. This prospectus relates to the offer and sale from time to time by the persons listed under the "Selling Shareholders" section of this prospectus of up to 2,416,891 of our common shares.

      Our common shares trade on the American Stock Exchange under the symbol "CHC." The selling shareholders, from time to time, may offer the common shares covered by this prospectus on the American Stock Exchange or in other markets where our common shares may trade at prices to which they agree.

      We will not receive any proceeds from the sale of the common shares by the selling shareholders. We have agreed to bear the expenses of registering the common shares covered by this prospectus under federal and state securities laws.

      The selling shareholders and any agents or broker-dealers that participate with them in the distribution of the common shares covered by this prospectus may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them on the resale of the common shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."










                               -----------------

      Investing in our common shares involves various risks. In considering whether to purchase our common shares, you should carefully consider the matters discussed under "Risk Factors" beginning on page 5 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------


                    The date of this prospectus is_______, 2001

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION..........................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................2

FORWARD-LOOKING INFORMATION..................................................3

PROSPECTUS SUMMARY...........................................................4

RISK FACTORS.................................................................5

OUR COMPANY.................................................................17

DESCRIPTION OF OUR COMPANY'S SHARES.........................................20

USE OF PROCEEDS.............................................................23

FEDERAL INCOME TAX CONSIDERATIONS...........................................23

SELLING SHAREHOLDERS........................................................29

PLAN OF DISTRIBUTION........................................................30

EXPERTS.....................................................................30

LEGAL MATTERS...............................................................31


No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by our Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our Company since the date hereof.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 under the Securities Act to register the common shares offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding our Company. You may access the SEC's web site at http://www.sec.gov.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 450 Judiciary Plaza, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares are listed on the American Stock Exchange under the symbol "CHC."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

      o Our Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1999, filed with the SEC on August 2, 2000 (SEC File No. 001-13237);

      o Our Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed with the SEC on November 14, 2000;

      o Our Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed with the SEC on August 14, 2000;

      o Our Amended Quarterly Report on Form 10-Q/A-1 for the period ended March 31, 2000, filed with the SEC on August 2, 2000;

      o Our Definitive Proxy Statement dated April 30, 1999 on Schedule 14A prepared in connection with our Annual Meeting of Shareholders held on June 16, 1999;

      o Our Current Report on Form 8-K filed with the Commission on October 13, 2000; and

      o Registration Statement on Form 10 and Form 10/A dated July 31, 1997 and filed on August 1, 1997; and as amended and filed on September 23, 1997.

      You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                  Charter Municipal Mortgage Acceptance Company
                               625 Madison Avenue
                            New York, New York 10022
                               Attn: Brenda Abuaf
              Telephone requests may be directed to (212) 421-5333.

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

      Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.


                           FORWARD-LOOKING INFORMATION

      Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of Charter Municipal Mortgage Acceptance Company and its subsidiaries as well as our investments) availability of capital, interest rates, environmental and safety requirements with respect to the properties securing our Company's investments adequacy of insurance coverage on any collateral directly or indirectly securing our Company's investments, general and local economic and business conditions, changes in applicable laws and regulations, and no guarantee that cash flow will be sufficient to make distributions in light of preferred distributions required to be made by our Company's subsidiaries. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.

                               PROSPECTUS SUMMARY

      This Summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. As this is a summary, it may not contain all information that is important to you. You should read this entire prospectus carefully before deciding whether to purchase our common shares.

      Throughout this Prospectus, the terms "Company," "we" and "us," are all used in reference to Charter Municipal Mortgage Acceptance Company. The term "Manager" refers to Related Charter LP, and the term "Related" refers to Related Capital Company. Lastly, the term "CRA Preferred Shares" is used in reference to the Convertible Community Reinvestment Act Preferred Shares representing beneficial interests in our Company.

                                   Our Company

      Our Company, created in October 1997, invests primarily in multifamily housing revenue bonds, which we also refer to as revenue bonds, and other investments that produce tax exempt income, although a small portion of our investments produce taxable income. Our Company's common shares trade on the American Stock Exchange under the symbol "CHC."

      We select our investments based upon investment advice provided by our Manager, Related Charter LP, pursuant to management agreements among Related Charter LP, us and each of our subsidiaries. Related Charter LP, which is an affiliate of Related Capital Company, has subcontracted its obligations under these management agreements to Related Capital Company and uses their resources and real estate and investment expertise to advise our Company. The management team that provides us with investment advice has an average of 11 years of experience with Related Charter LP and/or Related Capital Company and an average of 20 years experience in the real estate industry.

                                   Tax Status

      Our Company, formed under the laws of the State of Delaware, is a business trust classified as a partnership for federal income tax purposes and, thus, is not subject to federal corporate income taxation. See "Risk Factors - Publically traded partnership status" and "Federal Income Tax Considerations" for a more detailed explanation.

      Our principal executive offices are located at 625 Madison Avenue, New York, New York 10022. Our phone number is (212) 421-5333.

                         Securities That May Be Offered

      This prospectus relates to the offer and sale from time to time by the persons listed under the "Selling Shareholders" section of this prospectus of up to 2,416,891 common shares which may be issued upon the exchange of the CRA Preferred Shares held by the selling shareholders. We previously issued the CRA Preferred Shares in two private placements pursuant to rule 144A under the Securities Act of 1933, as amended. The CRA Preferred Shares are convertible into our common shares under the first and second offerings, at conversion rates of .9217and .9678, respectively. As of December 31, 2000, our Company's outstanding shares consisted of: (i) 22,698,339 common shares and (ii) 2,437,628 CRA Preferred Shares. We are registering the common shares covered by this prospectus to satisfy our obligations under registration rights agreements with the selling shareholders.

      We will not receive any cash proceeds from the sale of our common shares by the selling shareholders.

                                  Risk Factors

      Investing in our common shares involves various risks. In considering whether to purchase our common shares, you should carefully consider the matters discussed under "Risk Factors" beginning on page 5 of this prospectus.

                                  RISK FACTORS

      You should consider carefully the following risk factors together with all of the other information included or incorporated by reference in this prospectus before you decide to purchase our common shares. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed on page 3 of this prospectus.

Our income is subject to the risks of investments in multifamily housing properties.

      We derive income by investing in revenue bonds secured by multifamily residential properties. Investing in revenue bonds secured by multifamily residential properties subjects our Company to different types and degrees of risk that could reduce the value of our assets and our ability to generate revenue. The factors that may reduce our revenues, net income and cash available for distributions to shareholders include the following:

      o the property securing a revenue bond may not generate income sufficient to meet its operating expenses, including debt service on the related revenue bond;

      o economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units at the properties, and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o changes in market interest rates and/or changes in the economic climate or recession may reduce the cash flow from our Company's residual interests and could adversely affect the market value of our common shares;

      o occupancy and rent levels may be affected by construction of additional housing units and national, regional and local politics, including current or future rent stabilization and rent control laws and agreements; and

      o tax credit and city, state and federal housing subsidy or similar programs that cover many of the properties, could impose rent limitations and adversely affect the ability of the applicable borrowers to increase rents to maintain the properties in proper condition during periods of rapid inflation or declining market value of such properties.


Risks associated with investing in revenue bonds.

      Our Company acquires revenue bonds from time to time. By investing in revenue bonds, we expose ourselves to several risks that may adversely affect both our revenue and our ability to adhere to our investment strategy. These risks include:

      o competition with private investors, mortgage banking companies, lending institutions, trust funds, mutual funds, domestic and foreign credit enhancers, bond insurers, investment partnerships and other entities that have similar investment objectives to ours;

      o    government regulations;

      o limited recourse against state or local governments if a revenue bond defaults, or upon the bankruptcy of a borrower under a mortgage loan; and

      o    changes in federal and state tax laws.

Possible adverse effect arising from shares available for future sale.

      Our Board of Trustees is permitted to offer additional common shares or other equity or debt securities of our Company in exchange for money, property or otherwise. The issuance of additional securities and the ability of our Company to sell or exchange additional securities are subject to risks, including:

      o    conditions then prevailing in the relevant capital markets;

      o our Company's results of operations, financial condition, investment portfolio and business prospects; and

      o the timing and amount of distributions to the holders of our common shares which could negatively affect the price of a common share.

      Furthermore, the issuance of additional securities means that our shareholders are subject to the following risks:

      o we generally do not need shareholder approval to issue additional securities;

      o our shareholders do not have any preemptive rights in connection with the issuance of any additional securities; and

      o    your investment in our Company may be diluted.

Potential conflicts of interest due to competition with our Manager, Related and Affiliates.

      Our Manager, Related Charter LP, has subcontracted with Related to provide the services which it is required to provide to our Company under management agreements with us and each of our subsidiaries. There are risks involved with this arrangement. Under these management agreements, our Manager and Related are permitted to act as manager to other clients or investment vehicles (affiliated or otherwise) which invest in tax exempt debt instruments. To the extent that other publicly-offered programs with similar investment objectives have funds available for investment at the same time as our Company, and/or an investment is potentially suitable for more than one such entity, conflicts of interest could arise as to which entity should acquire the investment. In such situations, our Manager and its affiliates will review the investment portfolio of each such entity and will make the decision as to which such entity will acquire the investment on the basis of such factors as the effect of the acquisition on each such entity's portfolio and objectives, the amount of funds available and the length of time such funds have been available for investment, and the cash requirements of each such entity. If funds should be available to two or more publically-offered programs to purchase a given investment and the other factors enumerated above have been evaluated and deemed equally applicable to each entity, then our Manager and such affiliate will acquire such investment for the publically-offered programs on a basis of rotation with the initial order of priority determined by the dates of formation of the entities. Neither our Manager nor Related currently provide management services to any entity whose investments are similar to ours.

      Our Company has invested in, and may in the future invest in, revenue bonds secured by properties in which either direct or indirect affiliates of Related own equity interests. Our Company's Trust Agreement limits the aggregate amount of revenue bonds either we or our subsidiaries may hold where the borrowers under such revenue bonds are either direct or indirect affiliates of Related and also requires that we obtain a fairness opinion from an independent auditor before investing under such circumstances.

      Furthermore, every transaction entered into between us and direct or indirect affiliates of Related is subject to an inherent conflict of interest. In addition to the initial determination to invest in revenue bonds secured by properties in which either direct or indirect affiliates of Related own equity interests, such conflicts of interest with respect to these revenue bonds include, among others, decisions regarding (i) whether to waive defaults of the affiliated borrower, (ii) whether to foreclose on a loan, and (iii) whether to permit additional financing on the properties securing our investments other than financing provided by our Company. Although not required by our Company's Trust Agreement, our Board of Trustees has adopted the following policy to address certain of such conflicts: In the event that we are required to take any of the following actions with respect to a revenue bond secured by properties in which either direct or indirect affiliates of Related own equity interests, the approval of a majority of the independent trustees shall be required (i) modification of material rights and obligations of our Company or the affiliated borrower, (ii) waiver by our Company of material rights under the affiliated loan documents, (iii) the advancement of a material amount of additional funds to an affiliated borrower and (iv) forbearing to exercise any rights of our Company or collect any material costs due to our Company from an affiliated borrower.

      In addition, The Related Companies, L.P. (which is affiliated with both Related and our Manager) effectively controls two Delaware limited liability companies whose principal lines of business have been the arrangement of credit enhancements for floating rate revenue bonds. As of the date of this prospectus, neither entity is actively operating. In addition, our Company is currently only pursuing fixed rate revenue bonds, so even if one or both of such entities were to resume operations, it is not expected that our Company and such entities would be pursuing competing real estate transactions. There can be no assurance, however, that The Related Companies, L.P. will not determine that our Company forego an investment opportunity, if it is viewed as a more appropriate or profitable opportunity for such entities, although given the current status of such entities such result is not likely.

Underlying properties owned by charities.

      We may acquire revenue bonds issued to finance low income multifamily projects and facilities for the elderly (including retirement centers, assisted living projects and nursing homes) owned by charities. Because an allocation of volume cap is not needed for these revenue bonds, they may be more readily available than revenue bonds which require an allocation of volume cap. However, because charities are not profit-motivated, they may not operate projects as efficiently as for-profit owners. In addition, investing in revenue bonds owned by charities are subject to other risks, including:

      o    changes in governmental sponsorship of subsidized programs;

      o subsidization of indigent persons who use their facilities, which may reduce the cash flow available to pay debt service on revenue bonds of such facilities; and

      o the possibility that a charity's charitable status could be revoked, resulting in the interest on the revenue bonds issued for the benefit of such charity becoming includible in gross income of our Company for purposes of federal income taxation from the date of issue of the respective revenue bond, reducing available distributions to shareholders.

Possible negative effects of requirements with respect to permissible income of occupants of properties.

      All of the properties securing our investments are subject to certain federal, state and/or local requirements with respect to the permissible income of their tenants. The federal low income housing tax credit program and often, state or local law establish an income ceiling for some or all tenants. In addition, pursuant to the Internal Revenue Code, all of the properties securing our investments are required to have at least 20% (and in the case of low income properties owned by charities, at least 75%) of the units held for occupancy by low- or moderate-income persons or families. The Internal Revenue Code provides that, as a general rule, for obligations issued on or after January 1, 1986, the income limitations for low- or moderate-income tenants will be adjusted for family size. Since federal subsidies are not generally available in connection with the mortgage loans, rents must be charged on such portions of the units at a level to permit such units to be continuously occupied by low- or moderate-income persons or families, which rents may not be sufficient to cover all operating costs with respect to such units and debt service on the applicable revenue bond. In such event, the rents on the remaining units may have to be higher than they would otherwise be and may, therefore, exceed competitive rents, which may adversely affect the occupancy rate of a property securing an investment and the developer's ability to service its debt.

Our Company has no recourse against state or local government upon default of our revenue bonds or upon the bankruptcy of a borrower under a mortgage loan.

      Although state or local governments or their agencies or authorities issue the revenue bonds we purchase, the revenue bonds are not general obligations of any state or local government. No government is liable to repay the revenue bonds, nor is the taxing power of any government pledged to the payment of principal or interest under the revenue bonds. An assignment of the related mortgage loan to a bond trustee on behalf of our Company or one of our subsidiaries, or in some cases, an assignment to the bondholder, secures each revenue bond our Company directly or indirectly owns. The loan is secured by a mortgage on the properties securing our investments and an assignment of rents. The underlying mortgage loans are nonrecourse other than customary recourse carve-outs for bad acts such as fraud; that is, the owners of the properties securing the revenue bonds that we directly or indirectly own are liable for the payment of principal and interest under the loans only to the extent of cash flow from and sale proceeds of such properties. Accordingly, the revenue derived from the operation of the properties securing the revenue bonds that we directly or indirectly own and amounts derived from the sale, refinancing or other disposition of the these properties are the sole sources of funds for payment of principal and interest under the revenue bonds.

      Our Company's revenue may also be adversely affected by the bankruptcy of an owner of properties securing the revenue bonds that we directly or indirectly own. An owner of such properties under bankruptcy protection may be able to forcibly restructure its debt payment and stop making, temporarily or otherwise, debt payments. Our Company's rights in this event would be defined by applicable law.

Possible difficulty of repayment; loan to value ratio.

      Full principal or the unamortized balance of a mortgage loan is generally required to be repaid as a lump-sum "balloon" payment. A significant portion of the tax-exempt revenue bonds held by our Company and our subsidiaries have balloon payments. If revenue bonds are put by our Company on their put dates (which are prior to their maturity dates), all of such revenue bonds will also require balloon payments. The ability of the property owners to repay the mortgage loans with balloon payments is dependent upon their ability to sell the properties securing our investments or obtain refinancing. As is the case with the revenue bonds in the existing portfolio, the new mortgage loans are not expected to be personal obligations of the property owners, and our Company will be relying solely on the value of the properties securing our investments for security.

      Pursuant to our Trust Agreement, in no event will the principal of a mortgage loan at the time the loan is made or after the related bonds are acquired and the bonds and the loan are restructured, together with all other mortgage loans on the subject property securing our investment, exceed 85% of the appraised fair market value of a property securing our investment unless our Manager or our Company's Board of Trustees determines that substantial justification exists because of the other aspects of the loan. Such other aspects may include the net worth of the property owner, the credit rating of the property owner based on historical financial performance, additional collateral (such as a pledge or assignment of other real estate or another real estate mortgage) or an assignment of rents under a lease or where our Company has purchased a revenue bond at a price that is no more than 85% of the value of the property securing our investment (notwithstanding that the face amount of the outstanding mortgage loans with respect to the property securing our investment exceed 85% of the appraised fair market value of the property securing our investment), provided that any loans relating to the property securing our investment which are advanced by third parties (and which cause the aggregate amount of all mortgage loans outstanding on the property securing our investment to exceed 85% of the appraised fair market value of the property securing our investment) are subordinated to our Company's investment and do not entitle such third party lender to any rights upon default without our Company's consent until after our Company's revenue bond and related mortgage loan with respect to such property securing our investment have been repaid. In addition, if our Company chooses to foreclose on a mortgage loan which is in default, it may result in our Company realizing taxable income.

There are risks associated with investing in revenue bonds that are participating interest bonds.

      Approximately twenty-seven percent (27%) of the carrying value of the revenue bonds we directly or indirectly own are participating interest bonds. Participating interest bonds are bonds that bear interest at rates which include participating or otherwise contingent interest payable from a percentage of net cash flow generated from the operation of the properties securing our mortgage loan investments. There are risks associated with investing in participating interest bonds which could adversely affect income realized by our Company and the cash available for distribution including:

      o the possibility that a real estate appraisal, which is a subjective assessment of value, could be necessary if a property securing one of our participating interest bonds is not sold prior to maturity;

      o the possibility that there will not be sufficient cash flow and proceeds to pay the participating or contingent interest;

      o the chance that participating interest may not be paid, or, if paid, the uncertain amount of such payments in a given year, thereby adversely affecting our rate of return; and

      o the chance that borrowers will either fail to make payments due under the mortgage loans or default, reducing the amount of participating or contingent interest to be realized by our Company.

Our revenue bonds and mortgage loans may be considered usurious.

      State usury laws establish restrictions, in certain circumstances, on the maximum rate of interest that may be charged by a lender and impose penalties of the making of usurious loans, including monetary penalties, forfeiture of interest and unenforceability of the debt. Although we do not intend to acquire revenue bonds secured by mortgage loans at usurious rates, there is a risk that our revenue bonds and mortgage loans could be found to be usurious as a result of uncertainties in determining the maximum legal rate of interest in certain jurisdictions, especially with respect to participating interest. Therefore, the amount of interest to be charged and our Company's return from our revenue bonds will be limited by the state usury laws. In order to minimize the risk of making a usurious loan, our Company's Trust Agreement requires our Manager to obtain an opinion of local counsel to the effect that the interest rate of a proposed revenue bond is not usurious under applicable state law. We also intend to obtain an opinion of local counsel to the effect that the interest on the proposed mortgage loan is not usurious. To obtain such opinions, we may have to agree to defer or reduce the amount of interest that can be paid in any year. Some states may prohibit the compounding of interest, in which case we may have to agree to forego the compounding feature of our revenue bond structure.

Uninsured losses.

      There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, one of the properties securing a revenue bond that we directly or indirectly own, it is possible that we could lose both our invested capital and anticipated profit.

Other parties may have the first right to income from and principal of, and control of foreclosure on, some of our investments.

      As of the date of this prospectus, a portion of our investments consist of securities that are subordinated securities or that represent interests in bonds, notes or other instruments that may be junior in right of payment to other bonds, notes or instruments. There are risks in investing in subordinated securities that could adversely affect our ability to make expected distributions to shareholders, including:

      o the risk that borrowers may not be able to make payments on both the senior and the junior interest, resulting in our Company, as a holder of the junior security, receiving less than the full and timely repayment of our investment;

      o the possibility that the holders of the senior interests may control the ability to enforce remedies, limiting our ability to take actions that might protect our interests; and

      o the chance that cash flow will not be sufficient to make full payments on junior securities.

      In addition, we hold most of our investments through our subsidiaries. Certain of our subsidiaries were formed as financing vehicles for our Company, and, together with third party creditors, may have contractual first priorities on the income from and principal of the investments held by some of our subsidiaries. In particular, the holders of the preferred shares of one of our Company's subsidiaries are entitled to receive preferential distributions with respect to revenues generated by investments held directly or indirectly through that subsidiary, which constitutea substantial portion of our Company's assets. Accordingly, the earnings on these investments may not be available for payments in respect of our common shares.

Certain of the assets held by us and our subsidiaries are subject to a pledge.

      Substantially all of our assets are held through subsidiaries.

      All of the assets currently held by two of our subsidiaries have been pledged to MBIA Insurance Corp. ("MBIA") and to a consortium of foreign banks (the "Liquidity Banks") that serve as liquidity providers under the Private Label Tender Option Program ("TOP"). The pledge secures the credit enhancement MBIA provides and the liquidity the Liquidity Banks provide in connection with the TOP pursuant to which our Company, through our subsidiaries raised $250,000,000 of capital to purchase revenue bonds and other related investments as of December 31, 2000. Upon the occurrence of an event of default under the TOP program documents, which events of default include the failure of the underlying revenue bonds to generate sufficient income to pay distributions on the floater certificates issued in connection with the TOP, MBIA and the Liquidity Banks may exercise their rights as pledgees, which includes the right to compel a sale of all or a portion of the underlying revenue bonds. We will only recover proceeds from such sale to the extent the value of such revenue bonds exceeds the principal and interest requirements on the floater certificates. In the event such value is insufficient, payment of distributions in respect of our common shares and our CRA Preferred Shares may be delayed, reduced or eliminated.

      Our Company and our subsidiaries have securitized certain revenue bonds through the Merrill Lynch P-FLOAT/RITES(SM) program. Eight of the revenue bonds held directly by one of our subsidiaries have been pledged to the credit enhancer of the revenue bonds underlying the RITES(SM) to secure that subsidiary's obligations in respect of the RITES(SM).

Construction completion risks.

      Some of the revenue bonds we invest in are secured by multifamily housing properties which are still in various stages of construction. Construction of such projects generally takes approximately two years. The principal risk associated with construction lending is the risk of noncompletion of construction which may arise as a result of: (i) underestimated initial construction costs; (ii) cost overruns during construction; (iii) delays in construction; (iv) failure to obtain governmental approvals; and (v) adverse weather and other unpredictable contingencies beyond the control of the developer. If a mortgage loan is called due to construction not being completed as required in the mortgage loan documents, we will suffer a loss of capital in order to preserve our investment.

      In order to minimize certain risks which may occur during the construction phase of a property, our Manager will endeavor to obtain in most instances one or more types of security during such period, including a construction completion guarantee from the principals of the property owner, personal recourse to the property owner and payment and performance bonding of the general contractor, if any, with respect to a property securing our investment. In addition, our Manager may require principals of the property owner to provide our Company and our subsidiaries with an operating deficit guarantee, covering operating deficits of a property securing an investment during an agreed-upon period, or a letter of credit from a financial institution, which letter of credit would secure the construction lender's obligation to purchase the bonds if tendered by our subsidiaries in the event that construction is not timely completed. Since inception, our Company or our subsidiaries have required most developers to arrange for construction lenders to post such letters of credit for properties which are under construction or the subject of a substantial rehabilitation. Our Company and our subsidiaries may not be able, however, to obtain such security with respect to certain properties; in other cases, our Company and our subsidiaries may decide to forego certain types of available security if our Company or our subsidiaries determine that the security is not necessary or is too expensive to obtain in relation to the risks covered. Recently, our Manager has endeavored to make our Company's mortgage loan products more competitive with other mortgage loan products in the market. Our Manager has expanded its loan origination staff to more closely review construction loan risks and it expects that, depending on the financial strength of a developer, our Company may make certain construction loans without requiring the developer to post a letter of credit.

Status of our Company under ERISA.

         Our shares are not an appropriate investment for ERISA plans. Each shareholder and other transferee of our Company's common shares will be deemed to have represented and agreed that it is not (and is not deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be) and will not be (or be deemed for such purposes to be) an ERISA plan or an entity whose underlying assets include the assets of such a plan.

Our Board of Trustees can change our business policies unilaterally.

      Our common shareholders have no control over changes in the policies of our Company. Our Company's major policies, including our business policies with respect to acquisitions, financing, growth, debt, capitalization and distributions, is determined by our Board of Trustees. Although our Board of Trustees has no present intention to change its business plan, they may amend or revise these and certain other policies from time to time without shareholder vote. There is a risk that changes in our business policies may not fully serve the interests of all of our shareholders.

Our investments are illiquid.

      Our investments are illiquid. This means that our investments lack a regular trading market, particularly during turbulent market conditions or if any of our tax exempt bonds become taxable or are in default. There is no limit to the percentage of our investments that may be illiquid and we do not expect to invest a substantial portion of our assets in liquid securities. There is a risk involved in investing in illiquid securities, particularly in the event that we need additional cash. If a situation arises where we would require additional cash, we could be forced to liquidate some of our investments on unfavorable terms that could substantially reduce the amount of distributions available and payments made in respect of our common shares.

Risks related to anti-takeover provisions.

      Certain provisions of our Trust Agreement and our management agreements may have the effect of discouraging a third party from making an acquisition proposal for our Company. This could inhibit a change in control of our Company under circumstances that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices. Such provisions include the following:

      Additional Classes and Series of Shares. Our Trust Agreement permits our Board of Trustees to issue additional classes or series of beneficial interests and to establish the preferences and rights of any such issued. Thus, our Board of Trustees could authorize the issuance of beneficial interests with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then-prevailing market price of such shares.

      Staggered Board. Our Board of Trustees has three classes of Managing Trustees. The terms of the first, second and third classes will expire in 2001, 2002 and 2000, respectively. Managing Trustees for each class will be chosen for a three-year term upon the expiration of the current class' term. Managing Trustees may be removed by the holders of a majority of the outstanding common shares only for cause, which is generally referred to as gross negligence or willful misconduct, prior to October 1, 2001, and with or without cause after such date. The use of a staggered board makes it more difficult for a third-party to acquire control over our Company.

      Manager's Rights Under our Management Agreements. Our management agreement cannot be terminated by our Company prior to October 1, 2001 and our subsidiaries' management agreements cannot be terminated prior to October 1, 2001, other than for cause, and we cannot dissolve and liquidate prior to such date except upon a recommendation of our Manager. After October 1, 2001, the vote of the holders of 66-2/3% of our Company's then outstanding common shares is required to approve a dissolution and liquidation of our Company that is not recommended by our Manager and the holders of a majority of the outstanding common shares are required to approve a dissolution and liquidation of our Company that is recommended by our Manager. The inability to terminate our Company's management agreement and the other management agreements prior to October 1, 2001 could discourage third parties willing to acquire a controlling interest in our Company from doing so especially if they were seeking to replace our Manager in order to permit them to provide advisory services to our Company and our subsidiaries and receive the fees otherwise payable to our Manager.

Possible liability of common shareholders.

      We are governed by the laws of the State of Delaware. Under our Trust Agreement and the Delaware Act, our common shareholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. In general, stockholders of Delaware corporations are not personally liable for the payment of corporation debts and obligations. They are liable only to the extent of their investment in the Delaware corporation.

      The properties securing our portfolio of investments are dispersed in 17 states and the District of Columbia. In jurisdictions which have not adopted legislative provisions regarding business trusts similar to those of the Delaware Act, questions exist as to whether such jurisdictions would recognize a business trust, absent a state statute, and whether a court in such jurisdiction would recognize the Delaware Act as controlling. If not, a court in such jurisdiction could hold that our common shareholders are not entitled to the limitation of liability set forth in our Trust Agreement and the Delaware Act and, as a result, be personally liable for the debts and obligations of our Company.

Our Company invests in a portfolio of investments secured by real estate, which involves risk of liability under the environmental laws.

      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances released on, above, under or in such property. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. As a result, the owners of the real estate securing our investments could be required to pay removal or redemption costs. These costs of removal or remediation could be substantial and could negatively impact the availability of property cash flow for payments on our investments. Phase I reports, and in certain instances Phase II reports, have been undertaken for all of the properties securing our investments and the results of such reports were that no material violations of applicable regulations were found and such reports concluded that there has been no verifiable or apparent adverse environmental impact from past or present land use which has not been or will not be remediated. Other than such Phase I and Phase II reports, no further environmental analyses have been performed with respect to the properties securing our investments. Other than the results of the reports described above, our Company's awareness of environmental problems associated with the properties securing our investments is derived, for the most part, from information obtained from owners of the properties financed by our investments, due diligence inquiries when our investments were financed or visual inspections of properties by independent appraisers. There may, however, be environmental problems associated with a property securing an investment not known to our Company and our subsidiaries and not revealed by the reports described above. Our Company's intention is that all investments acquired in the future will have Phase I environmental site assessments and, if necessary, Phase II environmental site assessments and other analyses.

We are not registered under the Investment Company Act.

      We have not registered under the Investment Company Act of 1940, as amended. There can be no assurance that we will not become subject to such registration. If we were required to register under the Investment Company Act, we could become taxable as a corporation, which would prevent us from conducting our business as described in this prospectus.

Our Company and our subsidiaries are dependent on our Manager.

      Our Company and our subsidiaries have no employees (although, for administrative convenience, we have appointed officers) and are dependent on our Manager and its affiliates for the management and administration of our business and investments. Our Company and each of our subsidiaries have entered into a separate management agreements with our Manager pursuant to which our Manager provides each respective entity with investment advice, portfolio management and all of the other services vital to such entity's operations. The original term of each management agreement will terminate on October 1, 2001. Neither our Company nor our subsidiaries may terminate their respective management agreements prior to October 1, 2001 other than for cause. Thereafter, each management agreement will be renewed annually, subject to evaluation of the performance of our Manager by the relevant entity's board of trustees. Each management agreement may be terminated (i) without cause by our Manager, or (ii) for cause by a majority of such entity's independent trustees, in each case without penalty and each upon 60 days' prior written notice to the non-terminating party. If our Manager terminates any of these entity's management agreements, such entity may not be able to find an adequate replacement manager.

Shareholders must rely on our Manager.

      Our common shareholders have no right or power to take part in the management of our Company. While our common shareholders have been granted certain voting rights set forth in our Trust Agreement, all decisions with respect to the management or control of our Company, subject to the supervision of the Board of Trustees, will be made exclusively by our Manager. This includes, without limitation, the determination as to how we choose our investments. Our success will, to a large extent, depend on the identification and selection of attractive investments and the general quality of our Manager. See "Description of our Company's shares--Voting Rights."

Publicly traded partnership status.

     We have chosen to operate as a partnership for federal income tax purposes. Operating as a partnership for federal income tax purposes allows us to pass through our income and deductions to our shareholders. The listing of our common shares on the American Stock Exchange causes us to be treated as a "publicly traded partnership" for federal income tax purposes. We, and Paul, Hastings, Janofsky & Walker LLP, counsel to our Company, believe that our Company has been and is properly treated as a partnership for federal income tax purposes. However, the IRS could challenge our partnership status and we could fail to qualify as a partnership in future years. Qualification as a partnership involves the application of highly technical and complex Internal Revenue Code provisions. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is "qualifying" income (which includes interest, dividends, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items). We have represented that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to conduct our operations in a manner such that at least 90% of our gross income will constitute qualifying income. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--General."

      If we were to operate in a manner that prevented us from qualifying as a partnership, or if we were to fail to qualify for any reason, a number of adverse consequences would result. For example, if for any reason less than 90% of our gross income constitutes qualifying income, items of income and deduction would not pass through to the shareholders and our shareholders would be treated for federal income tax purposes as stockholders in a corporation. We would also be required to pay income tax on any portion of our net income that did not constitute tax exempt income for regular and alternative minimum tax purposes. Furthermore, our distributions to our shareholders would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, which would include our tax exempt income as well as any taxable income we might have, and the payment of these dividends would not be deductible by our Company. These consequences would have a material adverse effect on our Company and our shareholders. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--General."

      In determining whether interest is treated as qualifying income under these rules, interest income derived from a "financial business" and income and gains derived by a "dealer" in securities is not treated as qualifying income. Our Company has represented that it is acting as an investor with respect to our investments and that we have not engaged in, and will not engage in, a financial business. There is no clear guidance on what constitutes a financial business. Our Company has taken the position that for purposes of determining whether we are in a financial business the bond origination activities of our Manager conducted on our Company's behalf would not be attributed to our Company and that our Company's own bond acquisition and financing activities as well as our proposed activities would not cause us to be engaged in a financial business or to be considered a "dealer" in securities. The IRS could assert that the activities of our Company constitute a financial business. Even if our Company was considered to be engaged in a financial business, our Company believes that it would satisfy the requirement that 90% or more of our income constitutes qualifying income. If our Company's bond acquisition and financing activities, including any activities of our Manager that could be attributed to us, constitute (or as a result of increased volume constitute) a financial business or cause our Company to be treated as a dealer, there is a substantial risk that more than 10% of our Company's gross income would not constitute qualifying income.

      If for any reason less than 90% of our Company's gross income constitutes qualifying income, items of income and deduction would not pass through to our shareholders and our shareholders would be treated for federal income tax purposes as stockholders in a corporation. Our Company would be required to pay income tax at regular corporate rates on any portion of our net income that did not constitute Tax Exempt Income. In addition, a portion of our Company's tax exempt income may be included in determining our alternative minimum tax liability. Distributions by our Company to our shareholders would constitute ordinary dividend income taxable to such holders to the extent of our Company's earnings and profits, which would include tax exempt income, as well as any taxable income we might have, and the payment of these dividends would not be deductible by our Company. These consequences would have a material adverse effect on our Company. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--General."

Tax treatment of residual interests.

      Our Company holds, directly or indirectly, residual interests in certain tax-exempt revenue bonds through securitization programs, such as the Tender Option Program and P-FLOATs(sm)/RITES(sm) programs, which entitle them to a share of the tax-exempt interest of such revenue bonds. Special tax counsel to our Company have each rendered an opinion to the effect that the issuer of the RITES(sm) and the Tender Option Program Residual, respectively, will be classified as a partnership for federal income tax purposes and the holders of the RITES(sm) and the Tender Option Program Residual will be treated as members of such partnership. Consequently, holders of the RITES(sm) and the Tender Option Program Residual would be entitled to treat their share of the tax-exempt income allocated and distributed to them as tax-exempt income. However, it is possible that the IRS could disagree with those conclusions and an alternative characterization could cause income from the RITES(sm) and the Tender Option Program Residual to be treated as ordinary taxable income.

The value of our common shares and our ability to make distributions of tax exempt income depends upon the application of tax laws.

The following discussion relates only to those investments which generate tax exempt income.

      Tax treatment of our revenue bonds. Our Company will primarily acquire and hold tax exempt investments that we reasonably believe will generate interest or distributions excludible from the gross income of the holders thereof for federal income tax purposes. Certain of the revenue bonds acquired directly or indirectly by our Company bear interest at rates which include participating or otherwise contingent interest. These bonds are called participating interest bonds. In the case of certain issues of participating interest bonds, the opinions of bond counsel described below do not include an underlying opinion to the effect that such participating interest bond constitutes debt for federal income tax purposes. See "--Treatment of revenue bonds as equity" below.

      Tax exemption of our revenue bonds. On the date of original issuance or reissuance of each revenue bond, nationally recognized bond counsel or special tax counsel rendered its opinion to the effect that, based on the law in effect on the date of original issuance or reissuance, interest on such revenue bonds is excludible from gross income for federal income tax purposes, except with respect to any revenue bond (other than a revenue bond, the proceeds of which are loaned to a charitable organization described in Section 501(c)(3) of the
Code) during any period in which it is held by a "substantial user" of the property financed with the proceeds of such revenue bond or a "related person" of such a "substantial user". In the case of participating interest bonds, such opinion assumes, in certain cases in reliance on another opinion, that such participating interest bond constitutes debt for federal income tax purposes. See "--Treatment of revenue bonds as equity" below. Each opinion speaks only as of the date it was delivered. In addition, in the case of revenue bonds which, subsequent to their original issuance, have been reissued for federal tax purposes, except in the case of the revenue bonds described in the following paragraph, nationally recognized bond counsel or special tax counsel has delivered opinions to the effect that interest on the reissued bond is excludible from gross income of the bondholder thereof for federal income tax purposes from the date of reissuance or, in some cases, to the effect that the reissuance did not adversely affect the excludability of interest on the revenue bonds from the gross income of the holders thereof. (In these latter cases, bond counsel has not delivered any opinion with respect to the exclusion from gross income of the interest on the revenue bonds). However, unlike a ruling from the Internal Revenue Service ("IRS"), an opinion of counsel has no binding effect, and no assurances can be given that the conclusions reached will not be contested by the IRS, or, if contested, will be sustained by a court. Our Company will contest any adverse determinations by the IRS on this issue. Any such contest will result in the incurrence of additional expenses by our Company.

      As more fully described below in the last two paragraphs of "Actions taken (or not taken) with respect to defaulted investments may cause interest on such bonds to be taxable," there are five issues of revenue bonds that have been or may have been reissued for federal income tax purposes and no opinion was obtained upon such reissuances as to the continuing exclusion from gross income of the interest on the revenue bonds. In the case of two revenue bonds our Manager has been engaged in negotiations respecting material modifications to the terms of such revenue bonds. Our Manager expects to conclude such negotiations in the near future at which time it expects to receive legal opinions from nationally recognized bond counsel to the effect that each of the revenue bonds was "reissued" for federal income tax purposes as of October 1, 2000 and that the interest on such revenue bonds, as reissued, is excludible from gross income for purposes of federal income taxation.

      The Code establishes certain requirements which must be met subsequent to the issuance and delivery of tax-exempt bonds for interest on such bonds to remain excludible from gross income for federal income tax purposes. Among these continuing requirements are restrictions on the investment and use of the bond proceeds and, for bonds the proceeds of which are loaned to a charitable organization described in Section 501(c)(3) of the Code, the continued exempt status of such borrower. In addition, the continuing requirements include tenant income restrictions, regulatory agreement compliance and compliance with rules pertaining to arbitrage. Each issuer of the revenue bonds, as well as each of the underlying borrowers, has covenanted to comply with certain procedures and guidelines designed to ensure satisfaction with the continuing requirements of the Code. Failure to comply with these continuing requirements of the Code may cause the interest on such bonds to be includible in gross income for federal income tax purposes retroactively to the date of issuance, regardless of when such noncompliance occurs.

      Greenberg Traurig, LLP, bond counsel to our Company and Paul, Hastings, Janofsky & Walker LLP, securities counsel to our Company (Greenberg Traurig, LLP and Paul, Hastings, Janofsky & Walker LLP are collectively referred to herein as our "Counsel"), have not, in connection with the offering of the common shares pursuant to this prospectus, passed upon and do not assume any responsibility for, but rather have assumed the continuing correctness of, the opinions of bond counsel or special tax counsel (including opinions rendered by Greenberg Traurig, LLP) relating to the exclusion from gross income of interest on the revenue bonds and have not independently verified whether any events or circumstances have occurred since the date such opinions were rendered that would adversely affect the conclusions set forth therein. However, except as described below in the last two paragraphs of "Actions taken (or not taken) with respect to defaulted investments may cause interest on such bonds to be taxable," as of the date of this prospectus, none of our Company, our subsidiaries, our affiliates or our Counsel have knowledge of any events that would adversely affect the tax-exempt status of our revenue bonds, including any notice that the IRS considers interest on any of our revenue bonds to be includible in gross income.

      Treatment of revenue bonds as equity. Payment of a portion of the interest accruing on each participating interest bond depends in part upon the cash flow from, and proceeds upon sale of, the property securing our investment financed by such revenue bond. An issue may arise as to whether the relationship between our Company and the respective obligors is that of debtor and creditor or whether our Company is engaged in a partnership or joint venture with the respective obligors. If the IRS were to determine that one or more of the participating interest bonds represented or contained an equity investment in the respective property securing our investment because of this feature, all or part of the interest on such participating interest bond, could be viewed as a taxable return on such investment and would not qualify as tax-exempt interest for federal income tax purposes.

      To our knowledge, neither the characterization of the participating interest bonds as debt, nor the characterization of the interest thereon as interest excludible from gross income of the holders thereof, has been challenged by the IRS in any judicial or regulatory proceeding. In certain instances, opinions rendered by our bond counsel provided that the characterization of the bonds as debt was not free from doubt and that all or a portion of the interest on such bonds, including "contingent interest" and "deferred interest,"may not be treated as interest for state and federal law but that it is more likely than not that such interest is interest for state and federal law purpose or otherwise similarly limited.

      Except in the case of three of our bond issues in each of such instances, our Company or our predecessors received opinions of counsel from Willkie, Farr & Gallagher LLP and other counsel retained by our Company or our predecessor to the effect that, based upon assumptions described in such opinions, which assumptions included the fair market value of the respective projects upon completion and economic projections and guarantees, the respective three bonds would be treated for federal tax purposes as representing debt. In the case of two other bonds, such opinions stated that the bonds "should" be characterized as debt for federal income tax purposes. The implicit corollary of these opinions is that the participating interest bonds do not constitute (i) an equity interest in the underlying borrower, (ii) an equity interest in a venture between the underlying borrower and our Company or (iii) an ownership interest in the properties securing our investments. Although our Company assumes the continuing correctness of these opinions, and will treat all interest received with respect to these bonds (including the three bond issues described above in which no opinion was rendered) as tax exempt income, there can be no assurance that such assumptions are correct, such treatment would not be challenged by the IRS, or that intervening facts and circumstances have changed the assumptions and basis for providing such opinions.

      Most of the opinions described in the preceding paragraph were not rendered by Greenberg Traurig, LLP. Greenberg Traurig, LLP has not passed on or assumed any responsibility for the opinions of other counsel on this issue, nor made any independent determination as to whether any events or circumstances have occurred or intervened since the original issuance of the "indebtedness" opinions that would adversely affect such opinions (including the defaults respecting certain of the participating interest bonds described below). In addition, the opinions discussed above speak only as of their respective delivery dates, and our Counsel has not passed upon or assumed any responsibility for reviewing any events that may have occurred subsequent to the delivery of such opinions which could adversely affect the conclusions contained therein.

      "Substantial User" Limitation. Interest on a revenue bond owned by our Company or our subsidiaries, other than a revenue bond the proceeds of which are loaned to a charitable organization, will not be excluded from gross income during any period in which our Company is a "substantial user" of the facilities financed with the proceeds of such revenue bond or a "related person" to a "substantial user." A "substantial user" generally includes any underlying borrower and any person or entity who uses the financed facilities on other than a de minimis basis. Our Company would be a "related person" to a "substantial user" for this purpose if, among other things, (i) the same person or entity owned more than a fifty percent interest in both our Company and in the ownership of the facilities financed with the proceeds of a bond owned by our Company or one of our subsidiaries, or (ii) if our Company owned a partnership or similar equity interest in the owner of a property financed with the proceeds of a bond. Additionally, a determination that our Company is a partner or a joint venturer with a mortgagor involving an equity interest, as described above under "Treatment of revenue bonds as equity," could cause our Company to be treated as a "substantial user" of the properties securing our investments. In the event that the ownership entity which owns a property securing our investment financed with the proceeds of a revenue bond owned by our Company were to acquire common shares of our Company, the IRS, if it became aware of such ownership, could take the position that the substantial user and related person rules require that the interest income on such revenue bond allocable to all investors in our Company, including the holders of the common shares, be included in gross income for federal income tax purposes. Greenberg Traurig, LLP has advised our Company that in its opinion such a result is not supported by the Code and treasury regulations; however, there can be no assurance that the IRS would not take such a position.

      Our Company has received advice from our counsel with respect to our revenue bonds to the effect that it is not a "substantial user" of any facilities financed with the proceeds of such bonds or a "related person" thereto.

      As of the date of this prospectus, the owners of the properties securing our investments and obligors of four revenue bonds have been replaced (through bankruptcy proceedings, deed-in-lieu of foreclosure or other similar transfer) with affiliates of our Manager who have not made an equity investment in the properties but have assumed the day-to-day responsibilities and obligations of operating the properties and making interest payments under the bonds. In addition, affiliates of our Manager may have an investment interest in the obligors of certain other revenue bonds. Additionally, our Manager and certain of its affiliates own equity interests in our Company. Such direct or indirect common ownership between our Company and borrowers of the revenue bonds were considered when our Company received advice that it is not a "substantial user" of the facilities financed by such revenue bonds or a "related party" to a "substantial user." Greenberg Traurig, LLP has reviewed the revenue bonds owned by our Company and our subsidiaries and concurs in the conclusion that our Company and our subsidiaries are not "substantial users" of the facilities financed with the proceeds of the revenue bonds or related parties thereto. There can be no assurance, however, that the IRS would not challenge such conclusion. If such challenge were successful, the interest received on any bond respecting which our Company or our subsidiaries were treated as a "substantial user" or a "related party thereto" would be includible in gross income for federal income tax purposes.

      Taxable income. Our Company primarily invests in investments that produce only tax exempt income. However, the IRS may seek to recharacterize a portion of our Company's tax exempt income as taxable income as described above. If the IRS were successful, a common shareholder's distributive share of such income will be taxable to the shareholder, regardless of whether an amount of cash equal to such distributive share is actually distributed. Our Company may also have taxable income in the form of gain on the sale or other disposition of our investments and market discount and is expected to own some investments that will generate taxable income. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Certain Income Tax Considerations Relating to our Company and the Shareholders--tax exempt income."

Actions taken (or not taken) with respect to defaulted investments may cause interest on such bonds to be taxable.

      From time to time our Company and our Company's subsidiaries have elected, with respect to our revenue bonds, to either enforce our rights and remedies upon default through foreclosure proceedings or deed-in-lieu of foreclosure settlements with the respective obligors or otherwise to enter into modification or forbearance agreements. Management of our Company and our subsidiaries believe that they have exercised and continue to exercise prudent business practices to enforce their creditor's rights under the applicable bond documents, including initiating foreclosure proceedings on the mortgaged properties when advisable. A risk exists that the IRS may treat some or all of the modification or forbearance agreements and the exercise of rights under one or more of the mortgages of the defaulted bonds as constituting a material modification and, therefore, conclude that these revenue bonds were reissued for federal income tax purposes. If the IRS were successful in maintaining this position, interest on these revenue bonds could become taxable for federal income tax purposes from the date of such reissuance. Our Company has been advised by Greenberg Traurig, LLP and believes that management's actions (or failures to act) taken in connection with the default of these revenue bonds would not, under then-published rulings, decisions, statutes and regulations result in a reissuance of such revenue bonds. Our Company has assumed the continuing correctness of the legal advice received by our Company on this issue. The reissuance of a revenue bond generally does not, in and of itself, cause the interest on such bond to be includible in the gross income of the holder thereof for federal income tax purposes. However, if a revenue bond is treated as reissued and the appropriate federal tax information return, a Form 8038, has not been timely filed or a late filing has not been accepted by the IRS, interest on such revenue bond could be includible in the gross income of the holder thereof for federal income tax purposes from and after the reissuance date. In addition, if a Participating Interest bond is treated as reissued, there can be no assurance that such bond would continue to be characterized as debt, as described above under "--The value of our common shares and our Company's ability to make distributions of Tax Exempt Income depends on the application of tax laws--Treatment of revenue bonds as equity" insofar as the facts and circumstances underlying such characterization may have changed. Furthermore, if an issue of the revenue bonds is treated as reissued within six months of the transfer of the project financed by such issue of bonds by the owner of such project to an unrelated party the interest on such revenue bonds could become includible in gross income for purposes of federal income taxation. In addition, if a participating interest bond is reissued after August 13, 1996, the reissued bond is or would become subject to certain regulations concerning contingent payments which would cause some or all of the interest payable on such participating interest bond to become includible in gross income of the holder thereof for federal income tax purposes, unless such participating interest bond is modified at the time of reissuance to comply with the contingent payment regulations.

     Our Company, through our subsidiaries, own ten participating interest bonds that are currently in default with respect to required "Base Interest" payments. Our subsidiaries, in exchange for the receipt of all cash flow from the financed project not used to pay operating expenses, have agreed to forbear from the exercise of remedies, including foreclosure. Except for the four revenue bonds discussed below, each of the projects securing these participating interest bonds is currently owned by a limited liability entity which is owned in whole or in part by officers or employees or former employees of Related or their affiliates. These current project owners acquired the projects following payment defaults by the prior owner, through deed in lieu of foreclosure or similar transfer or out of bankruptcy. In the case of nine of the ten participating interest bonds, our bond counsel, Greenberg Traurig, LLP, recommended filing an information return, Form 8038, required to be filed when bonds are reissued, although in four of the nine cases Greenberg Traurig, LLP was of the opinion no reissuance had occurred. In these four cases, the filing was a late filing but the IRS did not reject or question such filing within the 30 day period permitted for such rejection, so that such filing is deemed accepted. On the basis of the filing of the Form 8038 and in some instances the entering into a written forbearance agreements to assure compliance with the contingent payment regulations, Greenberg Traurig, LLP has rendered unqualified legal opinions with respect to nine of the ten participating interest bonds to the effect that interest on the applicable participating interest bond is excludable from the gross income of the holder thereof for federal income tax purposes. Unlike a ruling from the IRS, however, an opinion of or advice from counsel has no binding effect, and no assurances can be given that the conclusions reached will not be contested by the IRS or, if contested, will be sustained by a court. Furthermore, there can be no assurance that the IRS will not treat a continuing forbearance as resulting in a reissuance of the participating interest bonds at any time after August 13, 1996, in which case such revenue bonds would become subject to the contingent payment regulations, as more fully described in the previous paragraph. If any participating interest bond is considered reissued after the date of the legal opinion with respect thereto described above regarding the excludability of interest from gross income for federal income tax purposes, such bond would not have the benefit of an opinion that interest on such bond is excludable from gross income for federal income tax purposes. Furthermore, a reissuance within six months of a transfer of a project financed by an issue of bonds by the owner of such bonds to any unrelated party could result in the interest on such bonds becoming includible in gross income for federal income tax purposes. Our Company will contest any adverse determination by the IRS on this issue. Any such contest will result in the incurrence of additional expenses by our Company and may adversely impact our Company's ability to make distributions with respect to our common shares.

      With respect to four of our revenue bonds described above, the shareholders of the obligors of these four issues sold their stock to a third party equity investor in December 1999 and, at the same time, certain amendments were made to the existing forebearance agreements to reduce the interest rate on these revenue bonds and eliminate the contingent payments. Although certain of those amendments to the forebearance agreements became effective immediately, the consent to such amendments of the issuer of all four bond issues was subject to certain requirements which have resulted in the issuer determining that the appropriate reissuance date for federal income tax purposes is the date on which the issuer consented to the modifications. Forms 8038 are expected to be filed for each of these four revenue bonds indicating a current reissuance date and indicating that certain modifications became effective in 2000. Such Forms 8038 are expected to be filed immediately following the receipt of the issuer's consents in late February 2001. At that time opinions are expected to be rendered concerning the continuing exclusion from gross income of the interest on these revenue bonds. There can be no assurance, however, that such opinions will be obtained and that such forms will be filed (or accepted by the IRS as timely filed). In the event that such forms are not filed (or accepted by the IRS as timely filed), interest on these four revenue bonds could be determined by the IRS to be taxable.

      With respect to one participating interest bond issue that has been in default for several years, our Company (or one of our subsidiaries) has agreed to forbear from the exercise of remedies for several years. It is possible, given the extent of the forbearance, that the IRS may treat such forbearance as resulting in a reissuance of this issue of revenue bond for federal income tax purposes. No Form 8038 has been filed with respect to this revenue bond and there is no opinion of bond counsel addressing the possible effect of the forbearance on the tax exempt status of the revenue bonds and the continuing exclusion from gross income of interest on this issue of revenue bonds. Our Company, however, will continue to treat the interest on this revenue bond as excludable from gross income for federal income tax purposes. There can be no assurance, however, that the IRS will not challenge such treatment.


                                   OUR COMPANY

      Our Company, created in October 1997, invests primarily in participating and non-participating multifamily housing revenue bonds and other investments that produce interest or distributions which are excluded from gross income for purposes of federal income taxation, although a small portion of our investments are revenue bonds, first or second mortgage loans and other investments which produce taxable income. Our common shares trade on the American Stock Exchange under the symbol "CHC."

      Our Company selects our investments based upon investment advice provided by our Manager, Related Charter LP, pursuant to management agreements between us and each of our subsidiaries. Our Manager has subcontracted its obligations under these management agreements to Related and uses Related's resources and real estate and investment expertise to advise our Company. The management team that provides investment advice to our Company has an average of 11 years of experience with our Manager and/or Related and an average of 20 years experience in the real estate industry.

      Our principal offices are located at 625 Madison Avenue, New York, New York 10022, and our telephone number is (212) 421-5333.

      We have included below a simplified organizational diagram which shows the ownership of our Company and our subsidiaries.

Diagram

The following diagram depicts the relationship among our Company and our subsidiaries, each of which is a pass-through entity, which means it is not required to pay income tax at the entity level but rather, its equity owners pay their proportionate share of the income tax directly:

                           [Entity Structure Diagram]

                       DESCRIPTION OF OUR COMPANYS SHARES

      The following description of our Company's shares does not purport to be complete and is qualified in its entirety by reference to our declaration of trust and bylaws, each as amended and restated, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where you can find more information".

General

      Our Trust Agreement authorizes our Board of Trustees to issue 50,000,000 shares of beneficial interest (common, preferred and otherwise), to classify or reclassify any unissued beneficial interests, to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms.

      Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, shares may be issued from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Delaware law and as shall be established by our Company's Board of Trustees. See "RISK FACTORS--Possible adverse effect arising from shares available for future sale."

      Our Company has issued and may in the future issue series of preferred shares called the Community Reinvestment Act Preferred Shares, also referred to as our "CRA Preferred Shares". Our Company believes that an investment in these shares will enable banks and similar institutions to obtain credit under the Community Reinvestment Act. The Community Reinvestment Act, enacted in 1977, encourages banks and similar institutions insured by the Federal Deposit Insurance Corporation to invest in projects that promote community development, particularly in low and moderate income neighborhoods. The Community Reinvestment Act does this by awarding such banks and similar institutions, "credits" based upon the amount of funds they invest in "qualifying" projects. Examples of qualifying projects include, among others, those investments that provide affordable housing for low or moderate income individuals, or fund activities that revitalize or stabilize low or moderate income areas. Our Company invests in revenue bonds that fund these types of investments. We believe that an investment in our Company through our CRA Preferred Shares will qualify for credits under the Community Reinvestment Act. Each CRA preferred shareholder may be entitled to an allocation of these credits based upon the aggregate amount of their investment in our Company, for Community Reinvestment Act purposes.

      Our Company does not, and does not expect to, register our CRA Preferred Shares under the Securities Act of 1933. As a result, offers and sales of our CRA Preferred Shares have historically been restricted to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act of 1930).

      Our CRA Preferred Shares rank on parity (pro rata based on the number of preferred shares, common shares and other parity equity securities) with our common shares with respect to the distributions made by our Company, our earning and losses, and rights upon liquidation, dissolution or winding up. In this regard, in the event of (i) the payment of distributions payable in our common shares or securities convertible into our common shares, (ii) the issuance to all holders of our common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share, and (iii) all other distributions to the holders of our common shares, our CRA preferred shareholders will receive for each CRA Preferred Share held, the same payment, issuance or distribution payable for each common share held. For example, if our Company pays a distribution to our common shares or to securities convertible into our common shares, and common shareholders are entitled to receive two common shares for each common share they hold, the CRA preferred shareholders will also receive two common shares for each CRA Preferred Share they hold. In connection with the foregoing payments, issuances or distributions, our Company will take whatever actions it considers to be advisable in order that both our common and CRA preferred shareholders will be treated the same for federal income tax purposes.

      As of December 31, 2000, our Company's outstanding shares of beneficial interest consist of the following: (i) 22,698,339 common shares and (ii) 2,437,628 CRA Preferred Shares. All common shares currently outstanding are listed for trading on the American Stock Exchange under the symbol "CHC." Under Delaware law, similar to shareholders of a corporation, beneficial owners of a trust (such as the common shareholders and the CRA preferred shareholders) generally are not liable for a Company's obligations solely as a result of their status as shareholders. See "RISK FACTORS--Possible liability of common shareholders."

Earnings/Distributions

      Subject to any preferential rights of any outstanding shares or series of shares, shareholders are entitled to receive distributions, when and as authorized by our Board of Trustees, out of legally available funds. We anticipate that we will continue to pay distributions on our common shares quarterly.

Voting Rights

      Holders of our common shares have the power to vote on all matters presented to our shareholders except as otherwise provided by Delaware law. Under our Trust Agreement, holders of our common shares have been granted certain voting rights including (i) the election of the Board of Trustees, (ii) merger, consolidation or termination and dissolution of our Company, (iii) sale of all or substantially all of the Trust's assets and (iv) amendment of our Trust Agreement (except in certain limited circumstances), provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

Other Rights

      All common shares have equal dividend, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware Law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Meetings

      We will hold annual meetings to elect Managing Trustees whose terms have expired. The Board of Trustees may at any time call a meeting of shareholders or call for a vote, without a meeting, of the shareholders on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of a written request therefor of shareholders holding 10% or more of the outstanding shares.

Transfer Agent and Registrar

      The transfer agent and registrar for our common shares is BankBoston, N.A. whose address is: c/o EquiServ Limited Partnership, P.O. Box 8040, Boston, Massachusetts 02266.

Registration Rights

      In connection with the issuance of our CRA Preferred Shares, we entered into registration rights agreements with respect to those shares. We are filing a registration statement of which this prospectus is a part pursuant to these agreements. The common shares which we will issue upon exchange of the CRA Preferred Shares will be listed on the American Stock Exchange on or prior to the effective date of the registration statement of which this prospectus is a part.

      The registration rights agreements provide that we will indemnify and hold harmless the selling shareholders against losses, claims, damages, or liabilities (or actions in respect thereof) to which such individuals may become subject under Federal and state securities laws which arise out of (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto) pursuant to which their common shares were registered under the Securities Act of 1933, as amended, (ii) the omission or alleged omission from a registration statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or (iv) the omission or alleged omission from a registration statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The registration rights agreements also provide that we will reimburse certain of the selling shareholders (and the officers, directors or controlling persons of those selling shareholders) for any legal or any other expenses reasonably incurred by such individuals in connection with investigating or defending any such loss, claim, damage, liability or action.

      However, the indemnity discussed above does not apply to a selling shareholder if the loss, claim, damage or liability arises out of (i) any untrue statement or omission made by us in a registration statement, preliminary prospectus or prospectus (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information furnished to us by a selling shareholder specifically for use in, or the preparation of, such registration statement, preliminary prospectus or prospectus (or any amendment or supplement thereto), or (ii) such selling shareholder's failure to deliver an amended or supplemental prospectus, after having been provided copies of any such amended or supplemental prospectus by us, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

Trust Agreement and Bylaw Provisions and Certain Provisions of Delaware Law

      Number of Trustees; Election of Trustees, Removal of Trustees, the Filling of Vacancies and New Business. The business and affairs of our Company are managed by our Board of Trustees. Our Board of Trustees consists of not less than three nor more than nine trustees, one-third of which may not be officers or employees of our Company, related to our Company's officers or affiliated with our Company's voting interests, and who, in the view of our Board of Trustees, are free from any relationship that would interfere with the exercise of independent judgment with respect to matters relating or pertaining to our Company's affairs. We have annual shareholder meetings to reelect a portion of our Managing Trustees, who will generally serve staggered three-year terms. Election of each managing trustee requires the approval of a plurality of the votes cast by the holders of common shares in person or by proxy at our annual meeting. Our Trust Agreement provides that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only
(a) pursuant to our Company's notice of the meeting, (b) by the Board of Trustees, or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Trust Agreement, and (ii) with respect to special meetings of shareholders, only the business specified in our Company's notice of meeting may be brought before the meeting of shareholders.

      Wilmington Trust Company, a Delaware banking corporation, is also a trustee of our Company. Wilmington Trust Company has been appointed as registered trustee solely to satisfy certain requirements of the Delaware Act and its duties and responsibilities with respect to our Company and our shareholders are very limited.

      A vacancy in our Board of Trustees created by the death, resignation or incapacity of a Managing Trustee, or by an increase in the number of Managing Trustees (within the limits prescribed above) may be filled by the vote of a majority of the remaining Managing Trustees. With respect to a vacancy created by death, resignation or incapacity of an Independent Trustee, the remaining Independent Trustees shall nominate a replacement.

      Limitation of Liability and Indemnification of Trustees and Officers. The Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, will not be personally liable to any person other than the business trust or any of its trustees. In addition, the Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting on behalf of the business trust, when acting in such capacity, will not be personally liable to any person other than the business trust or the beneficial owner for any act, omission or obligation of the business or any of its trustees.

      The Delaware Act also provides that, subject to such standards and restrictions, if any, as are set forth in its governing instrument, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

      Our Trust Agreement requires our Company to indemnify our present and former trustees, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful. In addition, our Trust Agreement requires our

Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the trustee of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by our Company as authorized by our Trust Agreement and (ii) a written statement by him or her or on his or her behalf to repay the amount paid or reimbursed by our Company if it is ultimately determined that the standard of conduct was not met. Our Trust Agreement also requires our Company to provide indemnification and advance of expenses to a present or former trustee who served a predecessor of our Company in such capacity, and to any employee or agent of our Company or a predecessor of our Company.

      Amendments to Our Declaration of Trust. In general, our Declaration of Trust may be amended by the affirmative vote or written consent of the holders of not less than a majority of the common shares then outstanding and entitled to vote thereon. However, amendments with respect to certain provisions relating to ownership requirements, reorganizations and certain mergers or consolidations or the sale of substantially all of our Company's assets, require the affirmative vote or written consent of the holders of not less than two-thirds of the common shares then outstanding and entitled to vote thereon.

      Dissolution of Our Company. If a management agreement is in effect between our Company and a manager which is an affiliate of Related, and it is prior to the fourth anniversary of the date on which such management agreement was originally executed, subject to the provisions of any class or series of shares at the time outstanding, we may be dissolved if (i) the manager recommends dissolution of our Company in writing to our Board of Trustees; (ii) our Board of Trustees concurs in such recommendation; and (iii) the dissolution of our Company is approved by a majority vote. If a management agreement is in effect between our Company and a manager which is an affiliate of Related and it is after the fourth anniversary of the date on which such management agreement was originally executed, we may be dissolved in one of two ways. First, we may be dissolved if the manager recommends dissolution of our Company in writing to our Board of Trustees; (ii) our Board of Trustees concurs in such recommendation; and (iii) the dissolution is approved by a majority vote; or second, (i) our Board of Trustees recommends dissolution of our Company; and (ii) the dissolution is approved by the affirmative vote of two-thirds of the votes of our shareholders entitled to vote on the matter. If a management agreement referred to above is not in effect, we may be dissolved upon (i) the recommendation of our Board of Trustees; and (ii) the approval of our shareholders by majority vote. Finally, we may be dissolved by order of a court of competent jurisdiction to judicially dissolve our Company if it is no longer reasonably practicable to continue the business and affairs of our Company as contemplated by our Trust Agreement.

      Anti-Takeover Effect of Certain Provisions of Delaware Law and of the Declaration of Trust. Our Trust Agreement contains provisions such as a staggered board and advance notice provisions that might have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for our common shares or otherwise be in the best interest of our Company's shareholders.


In addition, there are limitations on our Company's ability to terminate our management agreements. See RISK FACTORS - Risks related to anti-takeover provisions - Manager's Rights Under our Management Agreements."

      Borrowing Policies. Our Trust Agreement provides that our Company will be allowed to incur debt or other financing of up to 50% of its total market value (measured as of the date such leverage is incurred).


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by selling shareholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain of the federal income tax considerations which may be material to a typical common shareholder who is a United States person and is based upon the Code, judicial decisions, final, temporary and proposed treasury regulations and administrative rulings and pronouncements of the IRS. No attempt has been made to comment on all federal income tax matters affecting our Company or the common shareholders. The discussion does not purport to deal with federal income or other tax consequences applicable to an investment by certain categories of common shareholders, including, without limitation, tax exempt organizations, dealers in securities, banks, insurance companies, Subchapter S corporations, regulated investment companies, real estate investment trusts and persons who are not citizens or residents of the United States, and is not to be construed as tax advice.

      No ruling on the federal, state or local tax considerations relevant to the issuance of the common shares, the debt characterization of the revenue bonds, the tax exempt character of interest on certain of the revenue bonds or other bond-related investments, the classification of our Company as a partnership, or any other issue relevant to this offering has been, or will be, requested from the IRS or from any other tax authority. Moreover, no assurance can be given that the conclusions reached by Paul Hastings will be accepted by the IRS or, if challenged by the IRS, sustained in court.

      This summary is based on current legal authority and there is no assurance that legislative or administrative changes or court decisions will not occur which could significantly modify the statements and opinions expressed herein, possibly with retroactive effect.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO YOU PRIOR TO PURCHASING OUR
                            COMPANY'S COMMON SHARES.

General.

      Entity status of our Company and our subsidiaries. Each holder of our Company's common shares will agree to treat our common shares as a partnership interest for federal income tax purposes. Based upon representations from our Company, Paul Hastings has rendered its opinion that, although the issue is not free from doubt, our Company has been and is properly treated as a partnership, and not as a publicly traded partnership or association taxable as a corporation, for federal income tax purposes. Accordingly, our common shareholders, subject to the discussion regarding publicly traded partnerships below, will be partners in such partnership for federal income tax purposes, and the allocations of tax exempt income by our Company to the common shareholders will be excludible from gross income for purposes of federal income taxation.

      Common shares of our Company are publicly traded. In order for our Company not to be treated as a publicly traded partnership taxable as a corporation, 90% or more of our gross income each year must consist of interest and other types of passive income. Interest earned by our Company may only be included for purposes of this test if (a) the interest does not depend on the income or profits of any person and (b) the interest is not derived in the conduct of a financial business. We have represented that, in the current taxable year and future taxable years, we anticipate that income described in clause (a) will, together with any other non-qualifying income, constitute less than 10% of its gross income. There is no definitive guidance as to the level of activity that may, for purposes of clause (b), cause us to be treated as if we were engaged in a financial business. There is no assurance that the IRS will not successfully contend that our Company is engaged in a financial business or earns more than 10% of our gross income from such a business and, therefore, is a publicly traded partnership taxable as a corporation.

      If our Company in any taxable year were taxable as a corporation for federal income tax purposes, our income and deductions would be reported only on our tax return rather than being passed through to our shareholders and we would be required to pay income tax at corporate rates on any portion of our income that did not constitute tax exempt income. In this regard, a portion of our Company's tax exempt income may be included in determining our alternative minimum tax liability. The imposition of any such tax would reduce the amount of cash available to be distributed to our shareholders. In addition, distributions from our Company to our shareholders would be ordinary dividend income to such shareholders to the extent of our Company's earnings and profits, which would include our tax exempt income as well as any other taxable income we might have. Payments of such distributions would not be deductible by our Company.

Certain income tax considerations relating to our Company and our shareholders.

      Taxation of our Company and our shareholders. A partnership is not subject to federal income tax. Assuming we are classified as a partnership for tax purposes and not a publicly traded partnership taxable as a corporation, our Company will not be subject to federal income tax and each shareholder will be required to report on their income tax return their distributive share of our Company's income, gain, loss, deduction and items of tax preference and will be subject to tax on their distributive share of our Company's taxable income, regardless of whether any portion of that income is, in fact, distributed to such shareholder in the shareholder's taxable year within which or with which our Company's taxable year ends. Thus, shareholders may be required to accrue income, without the current receipt of cash, if our Company does not make cash distributions while generating taxable income. Consequently, although it is not anticipated, a shareholder's tax liability with respect to its share of our taxable income may exceed the cash actually distributed in a given taxable year. Our taxable year is generally determined by the taxable years of our shareholders. Our Company currently uses the calendar year as our taxable year.

      Our Company will file a federal tax return on Form 1065 and will provide information as to each shareholder's distributive share of our income, gain, loss, deduction and items of tax preference on a Schedule K-1 supplied to such shareholder after the close of our Company's fiscal year. In preparing such information, we will utilize various accounting and reporting conventions, some of which are discussed herein, to determine each shareholder's allocable share of income, gain, loss and deduction. There is no assurance that the use of such conventions will produce a result that conforms to the requirements of the Code, temporary and proposed treasury regulations or IRS administrative pronouncements and there is no assurance that the IRS will not successfully contend that such conventions are impermissible. Any such contentions could result in substantial expenses to our Company and our shareholders as a result of contesting such contentions, as well as an increase in tax liability to shareholders as a result of adjustments to their allocable share of our Company's income, gain, loss and deduction. See "--Tax returns, audits, interest and penalties."

      Tax Exempt Income. We expect that a substantial portion of our interest income will constitute tax exempt income. There are risks that certain amounts of interest income that our Company will report as tax exempt may not qualify for such treatment. See "RISK FACTORS--Tax Exemption of the revenue bonds" and "--Taxable Income." In addition, if the intended tax treatment of any of our Company's subsidiaries were successfully challenged by the IRS, all or a part of the income derived by such subsidiaries may be subject to tax.

      Capital gain upon sale of our Company's assets. Our Company may, from time to time, sell, dispose of or otherwise be treated as disposing of, certain of its assets. Such sale or disposition may result in taxable capital gain.

      Shareholder's basis in common shares. Your adjusted basis in our common shares is relevant in determining the gain or loss on the sale or other disposition of our common shares and the tax consequences of a distribution from our Company. See "--Treatment of cash distributions to our shareholders from our Company." In addition, you are entitled to deduct on your income tax return, subject to the limitations discussed below, your distributive share of our Company's net loss, if any, to the extent of your adjusted basis in your common shares.

      Your initial basis in common shares will be the purchase price for the common shares, increased by your share of items of our Company's income (including tax exempt interest) and gain, and reduced, but not below zero, by
(a) your share of items of Company loss and deduction (including any nondeductible expenses), and (b) any cash distributions you have received from our Company.

      Treatment of cash distributions to our shareholders from our Company. Cash distributions made to our shareholders will generally be treated as a non-taxable return of capital and will not generally increase or decrease your share of taxable income or loss from our Company. A return of capital generally does not result in any recognition of gain or loss for federal income tax purposes but would reduce your adjusted basis in your shares. Distributions of cash in excess of your adjusted basis in your common shares will result in the recognition of gain to the extent of such excess.

      Limitations on deductibility of losses. In the event you are allocated losses, you generally will be entitled to deduct your distributive share of any losses of our Company to the extent of your tax basis of your common shares at the end of the year in which such losses occur. However, shareholders who are individuals, trusts, estates, personal service companies and certain closely held C corporations may be subject to additional limitations on deducting losses of our Company.

      Limitation on the deductibility of interest expense. The Code disallows any deduction for interest paid by any taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying a tax exempt obligation. A purpose to carry tax exempt obligations will be inferred whenever a taxpayer owns tax exempt obligations and has outstanding indebtedness which is neither directly connected with personal expenditures nor incurred in connection with the active conduct of a trade or business. The IRS may take the position that a shareholder's allocable portion of any interest paid by our Company on our borrowings, and any interest paid by a shareholder on indebtedness incurred to purchase our common shares, should be viewed in whole or in part as incurred to enable such shareholder to continue carrying such tax exempt obligations and, therefore, that the deduction of any such interest by such shareholder should be disallowed in whole or in part. We do not expect to incur any significant amount of indebtedness to purchase or carry tax exempt obligations.

      In the absence of direct evidence linking debt with purchasing or carrying tax exempt obligations (for example, the tax-exempt obligations secure the debt), there is an exception to the interest disallowance rule if the taxpayer holds only an insubstantial amount of tax-exempt obligations. This exception does not apply to banks, certain other financial institutions, or dealers in tax-exempt securities. However, to the extent that an investor's debt would be allocated to purchasing or carrying its shares, such shares should only be treated as tax-exempt obligations for purposes of the interest disallowance rule in the same proportion as the assets of our Company comprise tax-exempt obligations (based on their adjusted tax basis or perhaps capital account value). We will report to shareholders at the end of each year the average percentage of our assets (based on adjusted tax basis and capital account value) that were invested in obligations we believe were tax-exempt each year. It is uncertain whether an annual average or more frequent adjustments should be used.

      Assuming interest on indebtedness is otherwise deductible, the deductibility of a non-corporate taxpayer's "investment interest" expense is further limited to the amount of such taxpayer's "net investment income."

      Alternative minimum tax. Except for qualified Section 501(c)(3) bonds, or certain revenue bonds that are grandfathered, interest on the revenue bonds generally is an item of tax preference for purposes of the alternative minimum tax. To the extent interest on any of the revenue bonds we own is such an item of tax preference, a portion of the income allocable to a shareholder also will be a tax preference item. Substantially all of our Company's annual interest income is expected to constitute a tax preference item. This preference item may be reduced, but not below zero, by interest expense and other expenses that could not be deducted for regular tax purposes because the expenses were related to tax exempt income generated by such preference bonds. To the extent interest on any of the revenue bonds owned by our Company is not a tax preference item, any corporation subject to the alternative minimum tax must nevertheless take such tax exempt interest into account in determining its adjusted current earnings for purposes of computing its alternative minimum tax liability.

      Other federal income tax considerations. The Code contains certain provisions that could result in other tax consequences as a result of the ownership of revenue bonds by our Company or the inclusion in certain computations including, without limitation, those related to the corporate AMT, of interest that is excluded from gross income.

      Ownership of tax exempt obligations by our Company may result in collateral tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, certain foreign corporations doing business in the United States, certain S corporations with excess passive income, individual recipients of social security or railroad retirement benefits and individuals otherwise eligible for the earned income credit. Prospective purchasers of our common shares should consult their own tax advisors as to the applicability of any such collateral consequences.

      Company expenses. Our Company has incurred or will incur various expenses in connection with our ongoing administration and operation. Payment for services generally are deductible if the payments are ordinary and necessary expenses, are reasonable in amount and are for services performed during the taxable year in which paid or accrued. We anticipate that a substantial portion of our ordinary expenses will be allocable to tax exempt interest income. The Code prohibits the deduction of any expense otherwise allowable under Code
Section 212 which is allocable to tax exempt interest income. We allocate our expenses in proportion to the amount of tax exempt income and taxable income that we receive. Shareholders generally will not be permitted to deduct the portion of our Company's expenses related to tax exempt income in calculating their federal income tax liability. Borrowers pay certain fees they incur in connection with obtaining financing from our Company directly to our Manager. Our Company treats these fees as earned directly by our Manager for services our Manager renders to the borrowers or as allocable to the Manager with respect to its interest in a Subsidiary. It is possible that IRS could contend such fees should be treated as additional taxable income to our Company and additional expense. If such position were asserted and upheld, it would result in our Company recognizing additional taxable income, but all or a substantial portion of the additional expense would be disallowed. In addition, depending on the amount of such income relative to our Company's other income, it could result in our Company being treated as a publicly traded partnership taxable as a corporation.

      To the extent our Company's expenses are not disallowed as described in the previous paragraph, payments for services related to the acquisition of an asset having a useful life in excess of one year, such as brokerage fees, generally must be capitalized into the cost basis of the acquired property. The IRS may not agree with our Company's determinations as to the deductibility of fees and expenses and might require that certain expenses be capitalized and amortized or depreciated over a period of years. If all or a portion of such deductions were to be disallowed, on the basis that some of the foregoing expenses are non-deductible syndication fees or otherwise, our taxable income would be increased or our losses would be reduced.

      Section 754 election. We have not elected under Section 754 of the Code to adjust the basis of partnership property on the transfer of shares, by the difference between the transferee's basis for his shares and the transferee's allocable share of the basis of all property of our Company, but may do so in the future. Any such election would not apply to the contribution of cash to our Company in exchange for our shares.

      Backup withholding. Distributions to common shareholders whose common shares are held on their behalf by a "broker" may constitute "reportable payments" under the federal income tax rules regarding "backup withholding." Backup withholding, however, would apply only if the shareholder (i) failed to furnish its Social Security number or other taxpayer identification number of the person subject to the backup withholding requirement (e.g., the "broker") or
(ii) furnished an incorrect Social Security number or taxpayer identification number. If "backup withholding" were applicable to a shareholder, our Company would be required to withhold 31% of each distribution to such shareholder and to pay such amount to the IRS on behalf of such shareholder.

      Issuance of additional shares. Our Company may issue new shares to additional investors to finance the acquisition of additional investments. On any issuance of additional shares, our Company expects that it will adjust the capital accounts of the existing shareholders to reflect a revaluation of our Company's property (based on their then fair market value, net of liabilities to which they are then subject).

      Tax returns, audits, interest and penalties. Our Company will supply Schedule K-1 to Form 1065 to each shareholder of record as of the last day of each month during a taxable year after the end of each calendar year. Our Company is not obligated to provide tax information to persons who are not shareholders of record.

      Any shareholder who sells or exchanges a common share will be required to notify our Company of such transaction in writing within 30 days of the transaction (or, if earlier, by January 25 of the calendar year after the year in which the transaction occurs). The notification is required to include (i) the names and addresses of the transferor and the transferee; (ii) the taxpayer identification number of the transferor and, if known, of the transferee; and
(iii) the date of the sale or exchange. A common shareholder will not be required to notify our Company of a sale or exchange of a common share if an information return is required to be filed by a broker with respect to such sale or exchange. Any transferor who fails to notify our Company of a sale or exchange may be subject to a $50 penalty for each such failure. Our Company will treat any transferor shareholder who provides all of the information requested of the transferor on the depositary receipt as having satisfied this notification requirement.

      In addition, our Company must file a return notifying the IRS of any sale or exchange of a common share of which our Company has notice and report the name and address of the transferee and the transferor who were parties to such transaction, along with all other information required by applicable temporary and proposed treasury regulations, including the fair market value of the selling shareholder's allocable share of unrealized receivables (including depreciation recapture, if any). If our Company does not know the identity of the beneficial owner of the common share, the record holder of such common share may be treated as the transferor or transferee, as the case may be.

      State, local and foreign income taxes. In addition to the federal income tax consequences described above, shareholders should consider potential state, local and foreign tax consequences of an investment in our Company and are urged to consult their individual tax advisors in this regard. The rules of some states, localities and foreign jurisdictions for computing and/or reporting taxable income may differ from the federal rules. Interest income that is tax exempt for federal purposes is generally subject to state taxes, except in the state in which the property securing our investment and the bond issuer are located. All the bonds and interest income thereon may be subject to taxation by localities and foreign jurisdictions. An investment in our Company's common shares could also require our common shareholders to file tax returns in various jurisdictions, although we are not aware of any current filing obligations.

      Under the tax laws of certain states, we may be subject to state income or franchise tax or other taxes applicable to our Company. Such taxes may decrease the amount of distributions available to our common shareholders. Shareholders are advised to consult with their tax advisors concerning the tax treatment of our Company, and the effects under the tax laws of the states applicable to us and our common shareholders.

      The summary tax consequences set forth above is for general information only and does not address the circumstances of any particular common shareholder. You should consult your own tax advisors as to the specific tax consequences of the purchase, ownership and disposition of our common shares including the application of state, local and foreign tax laws.

                              SELLING SHAREHOLDERS

      As described elsewhere in this prospectus, the selling shareholders are persons who receive our common shares in exchange for their CRA Preferred Shares. The following table sets forth, as of the date of this prospectus, the name of each selling shareholder, the number of common shares beneficially owned by each selling shareholder, and the number and percentage of our common shares to be beneficially owned by each selling shareholder following the offering to which this prospectus relates. Since selling shareholders may sell all, some or none of their shares that are to be offered by this prospectus, no estimate can be made of the aggregate number of common shares offered by this prospectus, or the aggregate number of common shares that will be owned by each selling shareholder upon completion of the offering to which this prospectus relates. Except as otherwise noted below, none of the selling shareholders has, within the past three years, had any position, office or other material relationship with our Company.

      The common shares offered by this prospectus may be offered from time to time directly by the selling shareholders named below or by pledgees, donees, transferees or other successors in interest thereto:


                                            Maximum     Number of Common  Percentage of
                            Common Shares   Number of    Shares to Be    Common Shares to
                             Beneficially Common Shares   Beneficially    Be Beneficially
                             Owned Prior    Which May     Owned After         Owned
                                 to          Be Sold         this           After the
          Name              this Offering   Hereunder     Offering (3)       Offering
----------------------   ----------------  -----------   -------------      ---------

Merrill Lynch Bank USA (4)   652,228 (1)     652,228          0               0

Imperial Bank (5)            652,228 (1)     652,228          0               0

First Union National
     Bank (6)                489,172 (1)     489,172          0               0

Hanmi Bank (7)               68,423 (2)      68,423           0               0

Capital One Bank             106,458 (2)     106,458          0               0

Capital One, F.S.B.          106,458 (2)     106,458          0               0

Washington Mutual
Community Development,       341,924 (2)     341,924          0               0
Inc.

Total                      2,416,891       2,416,891          0               0




(1) Beneficial ownership based upon information provided by the respective selling shareholder. The number of common shares is based upon a conversion price of $15.33, or .9217 common shares for each CRA Preferred Share. Assumes that all CRA Preferred Shares held by or attributable to the shareholder are exchanged for common shares.

(2) Beneficial ownership based upon information provided by the respective selling shareholder. The number of common shares is based upon a conversion price of $14.60, or .9678 common shares for each CRA Preferred Share. Assumes that all CRA Preferred Shares held by or attributable to the shareholder are exchanged for common shares.

(3)  Assumes sale of all common shares registered hereunder.

(4) As of the date of this prospectus, the record owner of all 652, 228 common shares is Merrill Lynch, Pierce, Fenner & Smith, Inc.

(5) As of the date of this prospectus, the record owner of all 652,228 common shares is Hare & Co.

(6) As of the date of this prospectus, the record owner of all 489,171 common shares is Hare & Co.

(7) As of the date of this prospectus, the record owner of all 68,423 common shares is Gerlach & Company

                              PLAN OF DISTRIBUTION

      This prospectus relates to the offer and sale from time to time by the persons listed under the "Selling Shareholders" section of this prospectus of up to 2,416,891 common shares which they will receive if they request conversion of their CRA Preferred Shares. We have registered the selling shareholders' common shares for resale to provide them with freely tradeable securities. However, registration of their common shares does not necessarily mean that they will offer or sell any of their shares. We will not receive any proceeds from the offering or sale of their shares.

      Selling shareholders (or pledgees, donees, transferees or other successors in interest) may sell our common shares to which this prospectus relates from time to time on the American Stock Exchange, where our common shares are listed for trading, in other markets where our common shares are traded, in negotiated transactions, through underwriters or dealers, directly to one or more purchasers, through agents or in a combination of such methods of sale. They will sell our common shares at prices which are current when the sales take place or at other prices to which they agree. All costs, expenses and fees in connection with the registration of the common shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of common shares offered hereby will be borne by the selling shareholders.

      The selling shareholders may effect such transactions by selling the common shares offered hereby directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the common shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of the shares which are the subject of this prospectus for whom they may act as agents, and underwriters may sell the shares which are the subject of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

      The shares which are the subject of this prospectus may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares which are the subject of this prospectus may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the American Stock Exchange; (e) privately negotiated transactions (including transactions pursuant to Rule 144 under the Securities Act); and (f) underwritten transactions. The selling shareholders and any underwriters, dealers or agents participating in the distribution of the shares which are the subject of this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such shares by the selling shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act. None of the selling shareholders has informed us as to their plan of distribution.


                                     EXPERTS

      The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our annual report on Form 10-K/A-1 for the fiscal year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. The validity of the common shares offered hereby will be passed upon for us by Richards, Layton and Finger, P.A., Wilmington, Delaware. Greenberg Traurig, LLP, Philadelphia, Pennsylvania has acted as special bond counsel to our Company. In addition, the description of federal income tax matters contained in the section of this prospectus entitled "Federal Income Tax Considerations" is based on the opinion of Paul, Hastings, Janofsky & Walker LLP.

--------------------------------------------   --------------------------------

         ------------------
         TABLE OF CONTENTS
         ------------------
            Prospectus                                 2,416,891 Shares

                                       Page
                                       ----

Where You Can Find More
Information.............................2

Incorporation of Certain Documents
 by Reference...........................2

Forward Looking Information.............3          Charter Municipal Mortgage
                                                       Acceptance Company
Prospectus Summary......................4

Risk Factors............................5
                                                         Common Shares
Our Company............................17

Description of Our Company's
 Shares................................20             --------------------

Use of Proceeds........................23                  PROSPECTUS

Federal Income Tax Considerations......23             --------------------

Selling Shareholders...................29

Plan of Distribution...................30

Experts................................30

Legal Matters..........................31                ________, 2001

--------------------------------------------   --------------------------------

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee.

Securities and Exchange Commission, registration fee..............$  8,761.23
American Stock Exchange listing fee................................ 17,500.00
Printing and engraving costs.......................................  1,000.00
Mailing expenses...................................................  1,000.00
Accounting fees and expenses.......................................  5,000.00
Legal fees and expenses............................................ 21,500.00
Miscellaneous expenses.............................................  5,000.00

        Total.....................................................$ 59,761.23
                                                                   ==========

Item 15.  Indemnification of Trustees, Managers, and Officers

      Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of trustees and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.

Item 16.  Exhibits



3.1       Certificate  of  Business  Trust  of  the Registrant      Incorporated by reference
                                                                    to    the    Registrant's
                                                                    Registration Statement on
                                                                    Form  10,  (SEC  File No.
                                                                    001-13237)


3.2       Certificate  of Amendment of  Certificate of Business     Incorporated by reference
          Trust  of  the  Registrant dated as of  April 30, 1997    to    the    Registrant's
                                                                    Registration Statement on
                                                                    Form   10,    (File   No.
                                                                    001-13237)


3.3       Trust  Agreement  dated as of August  12, 1996            Incorporated by reference
                                                                    to the       Registrant's
                                                                    Registration Statement on
                                                                    Form  10  (SEC  File  No.
                                                                    001-13237)

3.4       Amendment No. 1 to Trust  Agreement dated as of           Incorporated by reference
          April 30, 1997                                            to    the    Registrant's
                                                                    Registration Statement on
                                                                    Form  10,  (SEC  File No.
                                                                    001-13237)

3.5       Amended and Restated  Trust  Agreement of the             Incorporated by reference
          Registrant  dated as of September 30, 1997                to    the    Registrant's
                                                                    Current  Report  on  Form
                                                                    8-K,  filed  with the SEC
                                                                    on March 19,  1998,  (SEC
                                                                    File No. 001-13237)

3.6       Amended and Restated Bylaws of  the Registrant            Incorporated by reference
                                                                    to  Exhibit  3.2  in  the
                                                                    Registrant's       Annual
                                                                    Report  on Form  10-K/A-1
                                                                    for the fiscal year ended
                                                                    December 31, 1999

                                       34


4.1       Specimen Copy of Share Certificate for shares             Incorporated by reference
          of beneficial interest of the Registrant                  to    the    Registrant's
                                                                    Amendment  No.  1 on Form
                                                                    10/A to the  Registrant's
                                                                    Registration Statement on
                                                                    Form   10,    (File   No.
                                                                    001-13237)

5.1       Opinion of Richards, Layton & Finger, P.A. regarding      Filed herewith
          the legality of the securities being registered

8.1       Opinion  of Paul,  Hastings,  Janofsky  & Walker LLP      Filed herewith
          regarding certain tax matters

8.2       Opinion of Greenberg Traurig, LLP regarding certain       Filed herewith
          tax matters

10.1      Management Agreement dated as of October 1, 1997          Incorporated by reference
          between the Registrant and Related Charter L.P.           to    the    Registrant's
                                                                    Current  Report  on  Form
                                                                    8-K,   filed   with   the
                                                                    Commission  on March  19,
                                                                    1998

23.1      Consent of Deloitte & Touche LLP                          Filed herewith

23.2      Consent of Paul, Hastings, Janofsky & Walker, LLP         Filed herewith
          (included  in  the  opinion filed as Exhibit 8.1)

23.3      Consent of Richards, Layton & Finger, P.A.                Filed herewith
          (included in the opinion filed as Exhibit 5.1)

23.4      Consent of Greenberg Traurig, LLP                         Filed herewith
          (included in the opinion filed as Exhibit 8.2)

24.1      Power of Attorney (included on signature page hereto)     Filed herewith

99.1      Registration Rights Agreement, dated May 10,2000          Filed herewith

99.2      Registration Rights Agreement, dated December 20, 2000    Filed herewith


Undertakings


      The undersigned Registrant hereby undertakes:


      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York on this 31st day of January, 2001.


                                      CHARTER MUNICIPAL MORTGAGE ACCEPTANCE
                                      COMPANY  (Registrant)


                                      By:/s/ Stuart J. Boesky
                                         --------------------
                                         Stuart J. Boesky
                                          Managing Trustee,
                                          President and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Stuart J. Boesky, Alan P. Hirmes and Michael I. Wirth, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


    Signature                    Title                      Date
    ---------                    -----                      ----

/s/ Stuart J. Boesky        Managing Trustee,             January 31, 2001
--------------------        President and Chief           ----------------
Stuart J. Boesky            Executive Officer

/s/ Peter T. Allen          Managing Trustee              January 31, 2001
--------------------                                      ----------------
Peter T. Allen

/s/ Arthur P. Fisch         Managing Trustee              January 31, 2001
--------------------                                      ----------------
Arthur P. Fisch

/s/ Alan P. Hirmes          Managing Trustee,             January 31, 2001
--------------------        Executive Vice President      ----------------
Alan P. Hirmes              and Secretary

/s/ Stephen M. Ross         Managing Trustee and          January 31, 2001
--------------------        Chairman of the Board         ----------------
Stephen M. Ross


/s/ Michael J. Brenner      Managing Trustee              January 31, 2001
----------------------                                    ----------------
Michael J. Brenner

/s/ Thomas W. White         Managing Trustee              January 31, 2001
--------------------                                      ----------------
Thomas W. White

/s/ Michael I. Wirth        Chief Financial Officer
--------------------        Chief Accounting Officer
Michael I. Wirth            and Senior Vice President     January 31, 2001
                                                          ----------------

                                 EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

3.1            Certificate  of  Business  Trust  of the
               Registrant

3.2 Certificate of Amendment of Certificate of Business Trust of the Registrant dated as of April 30, 1997

3.3            Trust  Agreement  dated as of August 12,
               1996

3.4            Amendment  No.  1  to  Trust   Agreement
               dated as of April 30, 1997

3.5 Amended and Restated Trust Agreement of the Registrant dated as of September
               30, 1997

3.6            Amended  and  Restated   Bylaws  of  the
               Registrant

4.1 Specimen Copy of Share Certificate for shares of beneficial interest of the Registrant

5.1            Opinion  of  Richards,  Layton & Finger,
               P.A.   regarding  the  legality  of  the
               securities being registered

8.1            Opinion  of Paul,  Hastings,  Janofsky &
               Walker LLP regarding certain tax matters

8.2            Opinion   of   Greenberg   Traurig,   LLP
               regarding certain tax matters

10.1           Management   Agreement   dated   as   of
               October 1, 1997 between the Registrant and Related Charter L.P.

23.1           Consent of Deloitte & Touche LLP

23.2           Consent  of Paul,  Hastings,  Janofsky &
               Walker, LLP (included in the opinion filed as Exhibit 8.1)

23.3           Consent  of  Richards,  Layton & Finger,
               P.A. (included in the opinion filed as Exhibit 5.1)

23.4           Consent  of   Greenberg   Traurig,   LLP
               (included   in  the  opinion   filed  as
               Exhibit 8.2)

24.1           Power   of   Attorney    (included    on
               signature page hereto)

99.1           Registration  Rights  Agreement,   dated
               May 10, 2000

99.2           Registration  Rights  Agreement,   dated
               December 20, 2000